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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-71279 of NTL Communications Corp. on Form S-4 of our report dated February 27, 1998 (March 16, 1998 as to Note 3), on the consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Birmingham Cable Corporation Limited and subsidiaries.


We also consent to the reference to us under the headings "Experts" in such Prospectus which is part of such Registration Statement.


                                                    /s/ Deloitte & Touche



Birmingham, England
April 23, 1999